Exhibit 10.2

MAXCLEAN HOLDINGS LTD. 88 Yu Feng Road, Shuo Fang Town, New District, Wuxi, Jiangsu, P.R. China Telephone: +86 510 8526 1996 www.maxclean.com

Mr. Wu Xin Hui (Chinese Omitted)

Present

Date: August 1, 2012

Dear Mr. Wu,

APPOINTMENT LETTER

It is our pleasure to appoint you to the following post.

Title: Interim Chief Financial Officer

Report to: Mr. Wong Siu Hong, the Chief Executive Officer (CEO)

Key Responsibilities including but not limited to:

1.
Ensure the financial activities, recordings and reports of the company including its subsidiaries (hereinafter called COMPANY) are proper for the purposes of the COMPANY and in compliance with the related statutory requirements

2.	Manage the direct and indirect subordinates.
3.	Financial planning and budgetary control
4.	Work with other department managers to achieve the COMPANY's objectives.
5.	Assist the CEO to achieve his business goals including the company listing.

Salary: Will be paid monthly of RMB 12,000.00

Effective Date: August 1, 2012

Your employment with Maxclean Holdings Ltd. is at-will and either party can terminate the relationship with 1 month notice which cannot be replaced by leave accrued.

Please sign to confirm your acceptance.

Date: August 1,    2012
Signature:

/s/ Wong Siu Hong	/s/ Wu Xin Hui
Mr. Wong Siu Hong	Mr. Wu Xin Hui